UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2012, Generex Biotechnology Corporation (the “Company”) held its Annual Meeting at the Terrence Donnelly Centre for Cellular and Biomolecular Research, University of Toronto, 160 College Street, Toronto, Ontario, Canada.  The following proposals were submitted to the stockholders at the Annual Meeting:

1.	To elect six directors;

2.	To ratify the appointment of MSCM LLP as independent public accountants for the year ending July 31, 2012; and

3.	To conduct any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on May 2, 2012 were entitled to vote at the Annual Meeting.  As of May 2, 2012, 343,474,558 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 234,391,226 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

The votes with respect to the proposals are set forth below.

(1) Elect the Directors of the Company to serve until the 2013 Annual Meeting:

The following nominees were elected as directors to serve until the 2013 Annual Meeting by the votes indicated below:

Name of Director Nominees	For	Withheld	Broker Non-Votes
John P. Barratt	40,622,565	8,395,269	185,373,392
Nola E. Masterson	38,992,342	9,166,992	185,373,392
Brian T. McGee	40,886,104	8,131,730	185,373,392
Mark A. Fletcher	40,615,873	8,401,961	185,373,392
James H. Anderson, Jr.	42,867,333	6,150,501	185,373,392
Eric Von Hofe, Ph.D.	44,045,601	4,972,233	185,373,392

(2) Ratification of the appointment of MSCM LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2012:

The proposal to ratify the appointment of MSCM LLP as the Company’s independent registered public accountant for fiscal year ending July 31, 2012 was approved by the votes indicated below. There were no broker non-votes on this proposal.

FOR	AGAINST	ABSTAIN
215,394,496	13,308,770	5,687,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: June 20, 2012	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer